Exhibit 99.1

Ethan Allen Comments on Business and Announces Earnings Release Date for Fiscal 2020 First Quarter Results

DANBURY, CT – October 17, 2019 (GLOBE NEWSWIRE)— Ethan Allen Interiors Inc. (“Ethan Allen” or “the Company”) (NYSE:ETH) commented today on its fiscal first quarter ended September 30, 2019.

The Company expects to report for the quarter:

●	Consolidated net sales of $174 million

●	GAAP diluted EPS in the range of $0.51 to $0.53

●	Adjusted diluted EPS in the range of $0.33 to $0.35

●	Cash of $46 million increased 120% from June 30, 2019

Farooq Kathwari, Ethan Allen’s Chairman, President and CEO commented, “We have continued strengthening our product and marketing programs and believe we are well positioned to continue to increase our profits and to grow sales. We launched our new membership program in October with a 68-page direct mail magazine and have in place an aggressive advertising campaign in digital, print and other mediums.” Mr. Kathwari continued, “We were pleased to close on the sale of our Passaic, New Jersey property during our first quarter, which sold for $12.3 million and is reflected in our GAAP results. This sale, together with our strong operating results, increased our cash on hand at the end of the quarter by 120% to $46 million compared to the June 30, 2019 quarter end.”

Mr. Kathwari concluded, “While our wholesale orders from China declined 38% mainly due to the imposition of tariffs by China, total wholesale orders excluding our China business increased 1%. As expected, our contract business, driven by the GSA contract, had another strong quarter. We believe our new format of reporting on wholesale orders booked through all channels provides a more holistic view of our business than our previous reporting of the change in only the company retail division written orders.”

The Company also announced it will release its financial results for the fiscal 2020 first quarter ended September 30, 2019, after the market closes on Monday, November 4, 2019. Following the release, the Company will host an analyst conference call at 5 PM (Eastern Time) to discuss its financial results. The analyst conference call will be webcast from the “Events and Presentations” page at http://www.ethanallen.com/investors. To access the conference call, dial 844-822-0103 (or 614-999-9166 for international participants), and enter conference ID 9079098. For those unable to listen live, an archived recording of the call will be made available on the company's website for at least 60 days.

ABOUT ETHAN ALLEN

Ethan Allen Interiors Inc. (NYSE: ETH) is a leading interior design company and manufacturer and retailer of quality home furnishings. The Company offers complimentary interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 design centers in the United States and abroad. Ethan Allen owns and operates six manufacturing facilities including three manufacturing plants and one sawmill in the United States plus one plant each in Mexico and Honduras. Approximately 75% of its products are made in its North American plants. For more information on Ethan Allen's products and services, visit www.ethanallen.com.

Investor/Media Contact:

Corey Whitely

Executive Vice President, Administration

Chief Financial Officer and Treasurer

IR@ethanallen.com

ABOUT NON-GAAP FINANCIAL MEASURES

In this press release the Company has included financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company computes the non-GAAP financial measure of adjusted diluted EPS by adjusting the GAAP diluted EPS to remove the impact of certain charges and gains and the related tax effect of these adjustments. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, the financial measure presented in accordance with GAAP. The Company uses this non-GAAP financial measure for financial and operational decision making and to evaluate period-to-period comparisons. The Company believes that it provides useful information about operating results, enhances the overall understanding of past financial performance and prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which represent management's beliefs and assumptions concerning future events based on information currently available to the Company relating to its future results. Such forward-looking statements are identified in this press release and the related webcasts, conference calls and other related discussions or documents incorporated herein by reference by use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “may,” “continue,” “project,” “target,” “outlook,” “forecast,” “guidance,” and similar expressions and the negatives of such forward-looking words. These forward-looking statements are subject to management decisions and various assumptions about future events and are not guarantees of future performance. Actual results could differ materially from those anticipated in the forward-looking statements due to a number of risks and uncertainties including, but not limited to: a volatile retail environment and changing economic conditions may further adversely affect consumer demand and spending; global and local economic uncertainty may materially adversely affect manufacturing operations or sources of merchandise and international operations; disruptions of supply chain; changes in United States trade and tax policy; competition from overseas manufacturers and domestic retailers; failure to successfully anticipate or respond to changes in consumer tastes and trends in a timely manner; ability to maintain and enhance the Ethan Allen brand, marketing and advertising efforts and pricing strategies; the number of manufacturing and logistics sites may increase exposure to business disruptions and could result in higher transportation costs; fluctuations in the price, availability and quality of raw materials could result in increased costs or cause production delays; current and former manufacturing and retail operations and products are subject to increasingly stringent environment, health and safety requirements; the use of emerging technologies as well as unanticipated changes in the pricing and other practices of competitors; reliance on information technology systems to process transactions, summarize results, and manage its business and that of certain independent retailers; disruptions in both primary and back-up systems; product recalls or product safety concerns; cyber-attacks and the ability to maintain adequate cyber-security systems and procedures; loss, corruption and misappropriation of data and information relating to customers; loss of key personnel; additional asset impairment charges that could reduce profitability; access to consumer credit could be interrupted as a result of conditions outside of the Company’s control; its ability to locate new design center sites and/or negotiate favorable lease terms for additional design centers or for the expansion of existing design centers; materially adverse changes to fiscal and tax policies; its operations present hazards and risks which may not be fully covered by insurance; and possible failure to protect its intellectual property.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond the Company’s ability to control or predict. These forward-looking statements speak only as of the date of this press release. Other than as required by law, the Company undertakes no obligation to update or revise its forward-looking statements, whether because of new information, future events, or otherwise. Accordingly, actual circumstances and results could differ materially from those contemplated by the forward-looking statements.